UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2008

CIRCUIT RESEARCH LABS, INC.
(Exact name of registrant as specified in its charter)

Arizona	1-11353	86-0344671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7970 South Kyrene Road
Tempe, Arizona, 85284
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (480) 403-8300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 5, 2008 Circuit Research Labs, Inc. (“CRL” or the “Company”), the parent company of CRL Systems, Inc. (dba Orban), entered into a Conversion Agreement (the “Agreement”) with Jayson Russell Brentlinger (“Brentlinger”). Pursuant to the Agreement, Brentlinger agreed to extinguish certain promissory notes issued to him by CRL in the aggregate amount, including principal and unpaid interest, of $2,042,840. In exchange, CRL will issue to Brentlinger 20,428.4 shares of convertible redeemable Series A Preferred Stock (the “Preferred Stock), at the rate of one preferred share per $100 of CRL indebtedness.
     Under the Agreement, CRL will pay cumulative dividends on the Preferred Stock at an annual rate of 7% based upon the $100 par value. Each share of the Preferred Stock can be converted to 300 shares of CRL Common Stock (“Common Stock”) at any time. CRL may redeem any or all of the Preferred Stock at any time for their par value plus any dividends accrued but unpaid, provided Brentlinger is given between 15 and 60 days notice. However, notice of redemption does not prevent Brentlinger from exercising his right to convert to Common Stock. The Preferred Stock has no voting rights.
Item 3.02 Unregistered Sales of Equity Securities
     The information included under Item 1.01 above is incorporated into this Item 3.02 by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT RESEARCH LABS, INC.
Date: February 7, 2007	By:	/s/ Rebecca Nation
	Name:	Rebecca Nation
	Title:	CFO